Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report related to the financial statements of Core-Mark Holding Company, Inc., dated September 1, 2005, included in Amendment No. 1 to Form 10 filed with the Securities and Exchange Commission on October 21, 2005.

/s/    Burr, Pilger & Mayer LLP

San Francisco, CA

November 29, 2005